SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) January 1, 2005

HUB GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-27754	36-4007085
(Commission File Number)	(I.R.S. Employer Identification No.)

3050 Highland Parkway, Suite 100, Downers Grove, IL 60515

(Address Of Principal Executive Offices, including Zip Code)

(630) 271-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Effective January 1, 2005, the Hub Group, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) was established to provide added incentive for the retention of certain key employees of Hub Group, Inc. (the “Company”).

Under the Deferred Compensation Plan, participants can elect to defer up to 50% of their base salary and up to 100% of their bonus. The Company will provide a 50% match on the first 6% of contributions to the Deferred Compensation Plan with a maximum match equivalent of 3% of base salary. For deferrals made under the Deferred Compensation Plan, each participant will determine their investment return by selecting mutual funds provided in the Deferred Compensation Plan. Accounts will grow on a tax-deferred basis to a participant. The Company will choose the investment return for the Company match until such funds are paid to the participant.

A participant’s deferral is 100% vested.

If a participant becomes a competitor or works for a competitor, Company match contributions will be forfeited and will not be paid to the participant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUB GROUP, INC.

Dated: January 6, 2005

	By:	/s/ Thomas M. White
Thomas M. White
	Its:	Senior Vice President,
Chief Financial Officer and Treasurer